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                                                                    EXHIBIT 23.1

                 [LETTERHEAD OF THOMPSON, GREENSPON & CO., P.C.]

                          Independent Auditors' Consent

We consent to the incorporation by reference in the following registration statements of Millennium Bankshares Corporation - Form S-8, Registration No. 333-101076, and Form S-8, Registration No. 333-101077 - and in the prospectus related to each, of our report dated February 28, 2003, with respect to the consolidated financial statements of Millennium Bankshares Corporation included in the Annual Report on Form 10-KSB of Millennium Bankshares Corporation for the year ended December 31, 2002.

                                    /s/ Thompson, Greenspon & Co., P.C.


Winchester, Virginia
March 31, 2003